Exhibit 4.3

$200,000,000

JOY GLOBAL INC.

8.75% Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

March 13, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION,
DEUTSCHE BANC ALEX. BROWN INC.,
     As Representatives of the Several Purchasers,
          c/o Credit Suisse First Boston Corporation,
               Eleven Madison Avenue,
                    New York, N.Y. 10010-3629

Dear Sirs:

          1. Introductory. Joy Global Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S.$200,000,000 principal amount of its 8.75% Senior Subordinated Notes due 2012 ("Offered Securities") to be issued under an indenture, dated as of March 18, 2002 (the "Indenture"), among the Company, the Guarantors named therein (the "Guarantors") and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee"). The Offered Securities will be unconditionally guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by each of the Guarantors. The United States Securities Act of 1933 is herein referred to as the "Securities Act".

          The holders of the Offered Securities will be entitled to the benefits of a registration rights agreement to be dated the Closing Date, in substantially the same form of Schedule B hereto among the Company, the Guarantors and the Purchasers (the "Registration Rights Agreement"), for so long as such Offered Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 8.75% Senior Subordinated Notes due 2012 in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the "Exchange Securities"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and, if applicable (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Offered Securities and to use its reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "Securities".

          The Company and the Guarantors hereby agree with the several Purchasers as follows:

          2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

          (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered to the Purchasers have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with any other document incorporated by reference in the Preliminary Offering Circular or Offering Circular are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (c) Each subsidiary of the Company (1) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document and (2) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of sub-clauses (1) and (2) for matters which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (d) The Indenture has been duly authorized by the Company and each Guarantor; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company and each Guarantor, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and will conform in all material respects to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and each Guarantor as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except (i) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, (ii) as may be required under the U.S. Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), in connection with the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement and (iii) as may be required under state securities laws and regulations in connection with the purchase and resale of the Offered Securities by the Purchasers.

          (f) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (g) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement and the issuance and sale of the Offered Securities by the Company and compliance with the terms and provisions thereof (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties other than breaches, defaults or violations which are not material, individually or in the aggregate and (ii) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any agreement or instrument to which the Company or any such Restricted Subsidiary (as defined at clause 2(z)) is a party or by which the Company or any such Restricted Subsidiary is bound or to which any of the properties of the Company or any such Restricted Subsidiary is subject, or the charter or by-laws of the Company or any such Restricted Subsidiary, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities, and each Guarantor has full corporate power and authority to authorize and issue the Subsidiary Guarantees, as contemplated by this Agreement.

          (h) This Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When this Agreement has been duly executed and delivered, this Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles or to public policy considerations which could limit rights to indemnity and contribution.

          (i) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles or to public policy considerations which could limit rights to indemnity and contribution. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Circular.

          (j) Except as disclosed in the Offering Document, the Company and its subsidiaries have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (k) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would not reasonably be expected to result in a Material Adverse Effect.

          (l) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (m) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (n) Except as specifically described in the Offering Document, neither the Company nor any of its subsidiaries is in non-compliance with any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), or any permit, license, approval or other authorization required under any environmental laws, owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, reasonably be expected to individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

          (o) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, reasonably be expected to individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform its respective obligations under the Indenture or this Agreement or the Registration Rights Agreement or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened to the Company's knowledge.

          (p) The financial statements included in the Offering Document, together with all related notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Offering Document or such financial statements, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (q) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (r) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          (s) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the U.S. Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

          (t) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (u) Assuming that the representations and warranties by the Purchasers set forth herein are true and correct in all material respects and assuming compliance in all material respects by the Purchasers with the covenants set forth herein, the offer and sale of the Offered Securities to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S ("Regulation S") thereunder.

          (v) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (w) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or a Guarantor and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

          (x) On the Closing Date, the Exchange Securities will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles or to public policy considerations which could limit rights to indemnity and contribution.

          (y) The Subsidiary Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles or to public policy considerations which could limit rights to indemnity and contribution.

          (z) The entities listed on Schedule C hereto are the subsidiaries that will constitute restricted subsidiaries under the Indenture between the Company, the Guarantors and the Trustee to be executed on the Closing Date (the "Restricted Subsidiaries").

          (aa) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

          (bb) There are no contracts, agreements or understandings between the Company or any Guarantor and any person (other than the Registration Rights Agreement, dated as of July 10, 2001, of the Company for the benefit of Eligible Investors (as defined therein)) granting such person the right (i) to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or (ii) to require the Company or such Guarantor to include any securities of the Company or such Guarantor with the Securities registered pursuant to any Registration Statement.

          (cc) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          (dd) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

          (ee) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Offered Securities or the Subsidiary Guarantees.

          (ff) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (gg) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

          (hh) The entities listed on Schedule D hereto are all the subsidiaries, direct or indirect, of the Company which are, as of the date hereof, guarantors under the Credit Agreement dated June 29, 2001, as amended, among the Company, Bankers Trust Company, Heller Financial Inc., Fleet Capital Corporation, CIT Group/Business Credit and the Lenders listed therein.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.50% of the principal amount thereof plus accrued interest from March 18, 2002 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "Regulation S Securities") in the form of one or more permanent global Securities in registered form without interest coupons (the "Offered Regulation S Global Securities") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A Securities") in the form of one permanent global security in definitive form without interest coupons (the "Restricted Global Securities") deposited with the Trustee as custodian for DTC and registered in the name of Cede &Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Cravath, Swaine & Moore at 10:00 A.M., (New York time), on March 18, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has not offered or sold the Offered Securities, and will not offer or sell the Offered Securities constituting part of its allotment within the United States, except in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

          (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Offered Securities, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in any investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

          (f) Prior to or simultaneously with the confirmation of sale by each Purchaser to any purchaser of the Offered Securities purchased by such Purchaser from the Company, such Purchaser shall furnish to that purchaser a copy of the Offering Circular and any amendment or supplement thereto.

     5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

          (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent (which consent shall not be unreasonably withheld or delayed). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC on the Closing Date three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or subject itself to taxation in respect of doing business in any jurisdiction where it is not then so subject.

          (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (f) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (g) The Company and the Guarantors will pay all expenses incurred in the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issuance, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vi) for reasonable expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all expenses in connection with the use of a plane for attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers. The Purchasers will pay or reimburse the Company its officers and employees for accommodation, meals, meeting room and car service expenses or similar reasonably incurred expenses in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers. The parties agree that the only fees and expenses of counsel to the Purchasers to be paid by the Company or the Guarantors shall be pursuant to the foregoing clause (iv) of this paragraph 5(g).

          (h) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (i) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not, without first obtaining the written consent of CSFB, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received a "comfort letter", dated as of the date of this Agreement, of PricewaterhouseCoopers in a form and substance satisfactory to the Purchasers.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over the counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchasers shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel for the Company and the Guarantors, in the form of Exhibit A.

          (d) The Purchasers shall have received from Cravath, Swaine & Moore, special counsel for the Purchasers, such opinion and 10b-5 statement, each dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

          (e) The Purchasers shall have received an opinion dated the Closing Date, of Eric B. Fonstad, Associate General Counsel and Secretary of the Company, in the form of Exhibit B.

          (f) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (g) The Purchasers shall have received certificates, dated the Closing Date, of two principal financial, legal or accounting officers of the Company and each Guarantor in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects, that the Company and each Guarantor has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Circular or as described in such certificate.

     The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

     7. Indemnification and Contribution. (a) The Company and each Guarantor will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company and each Guarantor, their respective directors and officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or such Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the names of the Purchasers set forth on the outside front cover, the table following the first paragraph, the third paragraph and the sixth paragraph under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) or except and to the extent of any losses suffered as a result of such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any action by an indemnified party to settle, or any settlement or consent to the entry of a judgment by an indemnified party of, or any pending or threatened action effected without its written consent unless such indemnifying party has not responded in writing, within 30 days of receipt of a written request from an indemnified party for such written consent. In no event shall an indemnifying party or parties, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for fees, disbursements and other charges of more than one firm of attorneys (in addition to any local counsel) for all such indemnified party or parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Purchasers on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Purchasers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Purchasers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. Notwithstanding the provisions of this paragraph 7(d), no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company and the Guarantors under this Section 7 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser, the Company or the Guarantors, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, any Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company and the Guarantors on the one hand, and the Purchasers, on the other hand, pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company and the Guarantors, jointly and severally, shall reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. Successors. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFBC will be binding upon all the Purchasers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

JOY GLOBAL INC.
by

Name:
Title:

AMERICAN ALLOY CORPORATION
by

Name:
Title:

BENEFIT, INC.
by

Name:
Title:

DOBSON PARK INDUSTRIES, INC.
by

Name:
Title:

HARNISCHFEGER CORPORATION
by

Name:
Title:

HARNISCHFEGER TECHNOLOGIES, INC.
by

Name:
Title:

HARNISCHFEGER WORLD SERVICES
CORPORATION
by

Name:
Title:

HCHC, INC.
by

Name:
Title:

HCHC UK HOLDINGS, INC.
by

Name:
Title:

HIHC, INC.
by

Name:
Title:

JOY MM DELAWARE, INC.
by

Name:
Title:

JOY TECHNOLOGIES INC.
by

Name:
Title:

JTI UK HOLDINGS, INC.
by

Name:
Title:

RCHH, INC.
by

Name:
Title:

SOUTH SHORE CORPORATION
by

Name:
Title:

SOUTH SHORE DEVELOPMENT, LLC
by

Name:
Title:

THE HORSBURGH & SCOTT COMPANY
by

Name:
Title:

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN INC.,

     Acting on behalf of themselves and as the Representatives of the several Purchasers

By CREDIT SUISSE FIRST BOSTON CORPORATION

     by

Name:
Title:

Schedule A

Principal Amount of
Manager	Offered Securities
Credit Suisse First Boston Corporation	$100,000,000
Deutsche Banc Alex. Brown Inc.	100,000,000

Total	$200,000,000

Schedule B

Registration Rights Agreement (attached)

Schedule C

Jurisdiction of
Name of Subsidiary	Organization
American Alloy Corporation	Ohio, U.S.A.
Benefit, Inc.	Delaware, U.S.A.
Harnischfeger Corporation	Delaware, U.S.A.
Harnischfeger Industries, Inc.	Delaware, U.S.A.
Harnischfeger Technologies, Inc.	Delaware, U.S.A.
HCHC UK Holdings, Inc.	Delaware, U.S.A.
HCHC, Inc.	Delaware, U.S.A.
Joy MM Delaware, Inc.	Delaware, U.S.A.
Joy Technologies, Inc.	Delaware, U.S.A.
JTI UK Holdings, Inc.	Delaware, U.S.A.
The Horsburgh& Scott Co	Ohio, U.S.A.
Dobson Park Industries, Inc.	Delaware, U.S.A.
HIHC, Inc.	Delaware, U.S.A.
Harnischfeger World Services Corporation	Delaware, U.S.A.
RCHH, Inc.	Delaware., U.S.A.
South Shore Corporation	Wisconsin, U.S.A.
South Shore Development, LLC	Delaware, U.S.A.
Harnischfeger Corporation of Canada Ltd	Canada
Dobson Park Overseas Limited	United Kingdom
Dobson Park Properties Limited	United Kingdom
Equipment (Mining & Industrial) Finance Limited	United Kingdom
Harnischfeger Industries Limited	United Kingdom
Harnischfeger (U.K.) Limited	United Kingdom
Harnischfeger ULC	United Kingdom
Harnischfeger Ventures Limited	United Kingdom
Herbert Cotterill Limited	United Kingdom
Joy Mining Machinery Limited	United Kingdom
Meco Conveyors Limited	United Kingdom
Meco International Limited	United Kingdom
Joy MM Holdings (U.K.) Limited	United Kingdom
Joy Manufacturing Co. (U.K.) Limited	United Kingdom
Joy Manufacturing Holdings Limited	United Kingdom
Longwall International Limited	United Kingdom
Longwall Roof Supports Limited	United Kingdom
Harnischfeger of Australia Pty. Ltd.	Australia
Australian Longwall (Pty.) Ltd.	Australia
Cram Australia Pty. Ltd.	Australia
Cram Queensland Pty. Ltd.	Australia
Joy Manufacturing Company Pty. Ltd.	Australia
Mimo Partnership	Australia
Solum Pty. Ltd.	Australia
Dowty Technical Services Pty. Ltd.	Australia
Dufcorp Pty. Ltd.	Australia
Gullick Australia Pty. Ltd.	Australia
Jobic Pty. Ltd.	Australia
Harnischfeger Finance, LLC	Delaware, U.S.A.
Harnischfeger Finance (Barbados), Inc.	Barbados
MinePro Chile S.A.	Chile
Harnischfeger (South Africa) (Pty.) Ltd.	South Africa
Harnischfeger de Chile Ltda	Chile
Harnischfeger do Brasil Comercio E Industrial Ltda	Brazil
Harnischfeger Venezuela, S.A.	Venezuela
Harnischfeger Zambia Ltd.	Zambia
Joy Maszyny Gomicze SP, Z.O.O.	Poland
Joy Mining Machinery (India) Ltd.	India
P&H MinePro Services (Botswana) Pty. Ltd.	Botswana
P&H MinePro Services Argentina S.A.	Argentina
P&H MinePro Services Mexico S.A. de C.V.	Mexico
P&H MinePro Services Peru, S.A.	Peru
P.T. Harnischfeger Indonesia	Indonesia
Zao Joy Mining Machinery Ltd.	Russia
New Ecolaire, Inc.	Pennsylvania, U.S.A.
P.W.E.C., Inc.	Delaware, U.S.A.
Peabody & Wind Engineering Corporation	Pennsylvania, U.S.A.
American Longwall Face Conveyors, Inc.	Delaware, U.S.A.
American Longwall Roof Supports, Inc.	New York, U.S.A.
Dobson Management Services, Inc.	New Jersey, U.S.A.
Ecolaire Incorporated	Pennsylvania, U.S.A.
Field Repair Services, LLC	Delaware, U.S.A.
Mining Services, Inc.	Delaware, U.S.A.
SMK Company	Delaware, U.S.A.
Uralmash-Harnischfeger, LLC	Delaware, U.S.A.
Britains Ltd.	United Kingdom
Coal Machine Components (Pty.) Ltd.	South Africa
Cram Administration Pty. Ltd.	Australia
Dobson Park (No. 1) Ltd.	United Kingdom
Dobson Park (No. 3) Ltd.	United Kingdom
Dobson Park (No. 5) Ltd.	United Kingdom
Dobson Park Industries Finance Ltd.	United Kingdom
Dobson Park International Ltd.	United Kingdom
Dobson Park Jersey Ltd.	United Kingdom
Dobson Park Overseas (No. 1) Pty. Ltd.	Australia
Dobson Park Overseas (No. 2) Ltd.	Canada
ERF 11 Alrode (Pty.) Ltd.	South Africa
ERF 200 Alrode (Pty.) Ltd.	South Africa
Gullick Mining S.A. (Pty.)	South Africa
Gullick Pitcraft Ltd	United Kingdom
Harnischfeger (SWA) (Pty.) Ltd.	Namibia
Harnischfeger Electrical (Pty.) Ltd.	South Africa
Harnischfeger Export, Inc.	Barbados
Harnischfeger GmbH	Germany
Harnischfeger Holdings Ltd.	United Kingdom
Harnischfeger Pension Trustees Ltd.	United Kingdom
Herald Miniatures Ltd	United Kingdom
Joy Manufacturing Company (Africa) (Pty.) Ltd.	South Africa
Joy Superannuation Pty. Ltd.	Australia
Joy Technologies Canada Inc.	Canada
Joy Works Superannuation Pty. Ltd.	Australia
Liggett Industrias S.A. de C.V.	Mexico
Longwall A.F.C. Ltd.	United Kingdom
Longwall M.S.C. Ltd.	United Kingdom
Meco Conveyors S.A. (Pty.) Ltd.	South Africa
Meco Electronics Ltd.	United Kingdom
Meco International Marketing Ltd.	United Kingdom
Meco Mining Equipment Ltd.	United Kingdom
Meco Mining Machinery Ltd.	United Kingdom
Meco Roadheaders Ltd.	United Kingdom
Mets Pty. Services	Australia
Nottingham ColArick Estates Light Railway Company	United Kingdom
OH Philpott Engineering (Pty.) Ltd.	South Africa
P&H MinePro Services Pty. Ltd.	Australia
Precis (187) Ltd.	United Kingdom
Revere Transducers Canada Ltd.	Canada
South Africa Longwall Pty. Ltd.	South Africa
Uralmash-Irarnisehfeger, LLC (Russia)	Russia
Wolleng Sales Pty. Ltd.	Australia
Industries Insurance, Inc.	Vermont, U.S.A.

Schedule D

Entity	Jurisdiction of Incorporation
American Alloy Corporation	Ohio
Benefit, Inc.	Delaware
Harnischfeger Corporation	Delaware
Harnischfeger Technologies, Inc.	Delaware
HCHC UK Holdings, Inc.	Delaware
Joy MM Delaware, Inc.	Delaware
Joy Technologies, Inc.	Delaware
JTI UK Holdings, Inc.	Delaware
The Horsburgh &Scott Co.	Ohio
Dobson Park Industries, Inc.	Delaware
HIHC, Inc.	Delaware
Harnischfeger World Services Corporation	Delaware
RCHH, Inc.	Delaware
South Shore Corporation	Wisconsin
South Shore Development, LLC	Delaware
HCHC, Inc.	Delaware

Exhibit A

Opinion of Kirkland & Ellis

Exhibit B

Opinion of Eric B. Fonstad